                                                                    EXHIBIT 10.1

                             END OF THE WORLD PARTY

                                 DEAL MEMORANDUM

This letter agreement represents a Deal Memorandum by and between C. TIMOTHY RANNEY (hereinafter referred to as "Producer") and KINGS ROAD ENTERTAINMENT, INC. (hereinafter referred to as "Executive Producer"), regarding the New York stage production of END OF THE WORLD PARTY (the "Play"), written by Chuck Ranberg ("Author"). In consideration of the mutual promises herein, both parties agree to the following terms and conditions:

I. GENERAL. The Executive Producer has pledged the monetary sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) toward production expenses (Exhibit "A") for the mounting of the proposed Play. Such monies shall be delivered in three (3) installments according to the Production Cash Disbursement Schedule (Exhibit "B"). There will be three weeks of rehearsals for the proposed Play followed by an eight-show-a-week performance schedule: Tuesdays through Fridays at 8PM; Saturdays at 7PM & 10PM; and Sundays at 3PM and 7PM. The production is slated to begin performances in late summer/early fall.

II. RECOUPMENT OF CAPITAL. The Executive Producer shall be in the first position to recoup its pledge of One Hundred Twenty Five Thousand Dollars ($125,000.00) once performances of the play begin. The Executive Producer shall therefore be entitled to One Hundred Percent (100%) of all box office receipts after the subtraction of Weekly Operating Expenses (see Exhibit "C") and Gross Percentage Points (see Exhibit "D") until recoupment of its entire investment. All monies under this Section and Section III shall be paid within 7 days after the end of the calendar week in which performances are presented. Payments will be accompanied by copies of box office statements, signed by the Producer.

III. SHARING OF POTENTIAL PROFIT. Once the recoupment of the initial One Hundred Twenty Five Thousand Dollars ($125,000.00) is attained, the Executive Producer shall be entitled to a 50/50 proportionate split (50%) of all box office receipts with the Producer after the subtraction of Weekly Operating Expenses and Gross Percentage Points. This sharing of potential profit shall continue until the last public performance of the New York production of the proposed Play.

IV. INSPECTION RIGHTS. Executive Producer or its agent shall be entitled to inspect the books and records of the Producer for any production hereunder during regular business hours and upon reasonable written notice, and to make copies and extracts thereof, at Executive Producer's expense. Producer agrees to keep and maintain accurate records for any production hereunder and to keep such records for at least two (2) years after the period to which the records apply or the close of the production, whichever shall be later.

V. BILLING. The Executive Producer shall receive top production billing in all advertisements, posters, flyers, marquee, etc., and shall be the largest and boldest of the producer/investor credits wherever such producer/investor credits are used in the promotion of the play.

                                      i.e.

                         KINGS ROAD ENTERTAINMENT, INC.
                               IN ASSOCIATION WITH
                                   TIM RANNEY

VI. COMPS. The Executive Producer shall be entitled to ten (10) complimentary seats for the Opening Night Performance of the Play and the party which follows thereafter.

VII. SUBSEQUENT PRODUCTIONS. Should the Producer decide to present the Play in another performance venue or produce a film version, the Executive Producer shall receive the first right of refusal to partake in such endeavors. This right of first refusal shall last as long as the Producer holds production rights in the Play. The term subsequent production is defined as including any and all future media rights (including film rights) secured by the Producer in the Play.

VIII. MERCHANDISING. Should the Producer create merchandise for sale in association with the play, the Executive Producer shall be entitled to a 50/50 proportionate split (50%) with the Producer of all post-production profits of said merchandise.

IX.  REPRESENTATIONS. The Producer represents and warrants that:

     A) The Author is the sole author and the sole owner of the Play, and the Play (except to the extent that it contains material which is in the public domain in the United States) is or will be wholly original with the Author and has not been and will not be copied, in whole or in part, from any other work; the Play is and will continue, for the maximum periods permitted by law, to be protected by copyright in the United States and countries adherent to the Universal and Berne Copyright Conventions; the Play and the uses of the Play as herein contemplated will not violate, conflict with or infringe upon any rights whatsoever of any person, firm or corporation; Neither the Producer nor the Author has an obligation to any third party which in any way impacts on Producer's or Executive Producer's financial rights in the Play or would impose a financial obligation on Producer or the Executive Producer to a third party; and the Producer is aware of no claims or litigation concerning the Play or title of the Play.

     B) The Author has granted to the Producer, as per the agreement between them dated May 1, 2000, the exclusive right to produce and present (alone or in association with other parties) or to license current and subsequent productions of the Play on the living stage.

     C) Neither the Producer nor the Author has granted, assigned, encumbered or otherwise disposed of any right, title or interest in or to the Play inconsistent with the rights granted herein.

X. INDEMNIFICATION. The Producer will indemnify the Executive Producer against any and all losses, costs, expenses (including reasonable attorney's fees), damages, recoveries (including payments made in settlement ) caused by or arising out of the breach of any representations or warranty herein made.

XI. ARBITRATION. Any controversy or claim arising out of, or relating to this agreement, or any alleged breach thereof, shall be settled by arbitration before a single arbitrator in New York, New York, in accordance with the rules then obtaining of the American Arbitration Association and judgement upon the award rendered by the arbitrator may be entered in the highest court of the forum, state or federal, having jurisdiction thereof.

XII. GOVERNING LAW. This agreement is made in the State of New York and shall be governed by, and construed in accordance with, the laws of that State applicable to contracts made and entirely performed therein. It shall be applicable throughout the world, and shall be binding on and inure to the benefit of the parties, their heirs, executors, administrators, and permitted licensees and assigns.

XIII. MISCELLANEOUS. This agreement supercedes all prior agreements between the parties with respect to the subject matter hereof, constitutes the entire agreement, and shall not be changed or terminated orally. No waiver shall be deemed a continuing waiver.

BOTH PARTIES AGREE TO THE AFOREMENTIONED TERMS AND CONDITIONS BY AFFIXING THEIR SIGNATURES BELOW:

/s/  Timothy Ranney                          /s/  David W. Dube
--------------------------------             -----------------------------------
     C. Timothy Ranney                            David W. Dube, President
     Producer                                     Kings Road Entertainment, Inc.
                                                  Executive Producer

Date: 20 July 2000                           Date: 20 July 2000
--------------------------------             -----------------------------------